UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 18, 2008

NewCardio, Inc.
     (Exact name of Company as specified in its charter)

Delaware	333-132621	20-1826789
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer Identification)
of Incorporation)

2350 Mission College Boulevard, Suite 1175, Santa Clara CA 95054
(Address of principal executive offices)                                        (Zip Code)

Registrant’s telephone number, including area code: (408) 516-5000

N/A

         (Former name or former address, if changed since last report)

☐           Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           Effective August 18, 2008, Vincent W. Renz, Jr. was appointed as the President of NewCardio, Inc. (the “Company”).  From October 2007 through August 2008, Mr. Renz was the Chief Operating Officer at ClinPhone Plc, a United Kingdom-based clinical trial technology company recently acquired by Parexel International Corporation (NASDAQ: PRXL).  From May 1997 through February 2007 Mr. Renz was the Executive Vice President and Chief Technology Officer at eResearch Technology, Inc. (NASDAQ: ERES), provider of technology-based products and services to the pharmaceutical, biotechnology and medical device industries.  Mr. Renz holds a B. B.A. in Finance from Indiana University and an M.B.A. in Information Systems from University of Notre Dame.

Pursuant to an employment agreement entered into between the Company and Mr. Renz (the “Employment Agreement”), Mr. Renz will receive an annual base salary of $270,000.  Mr. Renz was granted an option to purchase 800,000 shares of the company’s common stock, which will vest 25% on the one year anniversary of the Employment Agreement.  The remaining 75% of the stock option will vest monthly on a pro rata basis over the following 36 months, subject to Mr. Renz’s continuous employment with the Company.  Mr. Renz will also be entitled to receive an annual performance-based bonus which, for the year 2008, will be based on his achievement of milestones to be defined by the Board, not to exceed 45% of his base salary.  Annual bonuses for subsequent years will be on terms and conditions determined by the Board.

All entitlements under the Employment Agreement cease upon termination for “cause” by the Company, voluntary termination by Mr. Renz and Mr. Renz’s disability and upon the last day of the month during in the event of Mr. Renz’s death.  Termination for “cause” is defined as dishonesty or fraud, or negligence in the performance of duties and responsibilities, conviction of a felony involving moral turpitude, incurable material breach of the Employment Agreement or the At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement signed in connection with the Employment Agreement. If the Employment Agreement is terminated other than for cause by the Company, Mr. Renz will be entitled to receive a monthly cash severance payment equal to six months of his base salary, six months of COBRA-related expenses and six months of accelerated vesting of his unvested stock option.

Item 9.01  Financial Statements And Exhibits.

(d)              Exhibits.

Exhibit No.	Description
10.28	Employment Agreement dated August 18, 2008 between NewCardio, Inc. and Vincent W. Renz, Jr.
99.1	Press Release dated August 18, 2008

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2008

NewCardio, Inc.

By:	/s/ Richard D. Brounstein
Richard D. Brounstein
Chief Financial Officer